INTELLECTUAL PROPERTIES LICENSE AGREEMENT

This Intellectual Properties License Agreement (this “Agreement”) is entered into and between the following two parties in Jinjiang, Fujian Province, the People’s Republic of China (the “PRC”) on 18 November, 2010.

Licensor:	Fujian Jinjiang Chendai Ailibao Shoes & Clothes Co., Ltd
Address:	Jiangtou village, Chendai town, Jinjiang, Fujian province
Legal Representative: Ding Baojian

Licensee:	AILIBAO (FUJIAN) MARKETING MANAGEMENT CO.,LTD
Address:	Floor 2, Building 1, Kaiyuan Industrial Zone No.118,
Jiangtou Village, Chendai Town, Jinjiang City
Legal Representative: Lam Mei Ying

(collectively referred to as the “Parties”)

WHEREAS:

1.	Licensee is a wholly foreign-owned enterprise duly established and validly existing in the PRC;

2.	Licensor is a limited liability company duly established and validly existing in the PRC;

3.	It is agreed by both Parties that Licensor will license the Intellectual Properties (as defined in Section 1.1) to Licensee under the terms and conditions of this Agreement.

THEREFORE, the Parties, through friendly negotiation in the principles of equality and mutual benefits, hereby agree the following:

1.	License

1.1	License of the Intellectual Properties

In accordance with the terms of this Agreement, Licensor agrees to license to Licensee, Licensee agrees to accept the license of all intellectual properties owned by Licensor, including but not limited to all or any part of the intellectual properties listed in Exhibit (such Exhibit will be updated from time to time) (the “Intellectual Properties”), or the right to conduct business operations with these Intellectual Properties.

1.2	Nature

The license of the Intellectual Properties under this Agreement is exclusive. Unless otherwise agreed by the Parties in prior written form, Licensor may only use the Intellectual Properties during its own course of business and shall not take any action which affects or may affect Licensee’s to use the Intellectual Properties, including but not limited to the transfer or license of the Intellectual Properties to any third party in any manner directly or indirectly, except during its ordinary course of business.

1.3	Limitation

The territory of the license under this Agreement is the entire world.

1.4	Licensor’s Consent

If Licensee implements any intellectual property not under this Agreement (the “New Intellectual Property”), whether it is made on the basis of the Intellectual Property under this Agreement or it has been altered or improved in form or substance, Licensor acknowledges and agrees that Licensee owns any or all rights and interests of the New Intellectual Property, including but not limited to the rights to own, possess, use and dispose the New Intellectual Property and to be benefited from the New Intellectual Property, without Licensor’s Consent and free of charge. Licensor shall assist Licensee in handling relevant formalities for the New Intellectual Property, including but not limited to execution of necessary documents in written form.

2.	Royalty

Unless otherwise agreed by the Parties, the license granted hereunder is royalty-free.

3.	Confidentiality

3.1
Except for Section 3.2, each Party shall keep confidential any confidential material or information, which is disclosed to the other Party due to acceptance of the Intellectual Property, (“Confidential Information”) and part of the Intellectual Properties under this Agreement, which is not available to the public. Once this Agreement is terminated, such Party shall return to the other Party as per its request, or to destroy or delete in a manner agreed by the other Party any document, material, software or other tangible media bearing such Confidential Information and shall cease to use such Confidential Information. Unless otherwise agreed by a Party in prior written form, the other Party shall not disclose, provide or transfer such Confidential Information. Each Party shall take all necessary measures to disclose such Confidential Information only to Licensor’s employees, agents or professional consultants necessary to know such Confidential Information and procure such employees, agents or professional consultants to observe the confidentiality obligations under this Agreement.

3.2	The afore-mentioned restrictions are not applicable to :

3.2.1	information or material which has already become available to the public at the time of disclosure;

3.2.2	information or material becomes available to the public after the disclosure not due to the fault of a Party;

3.2.3	information or material which is known to a Party before the disclosure and is not acquired from the other Party directly; or

3.2.4
the Confidential Information required to be disclosed to government authority, stock exchange and etc. as requested by laws or court decrees, or be disclosed to its legal counsel or financial consultant in the ordinary course of business by either Party.

3.3	The Parties agree that this Section shall survive the modification, rescission or termination of this Agreement.

4.	Representations and Warranties

4.1	Licensor hereby represents and warrants that:

4.1.1	It is a company duly established and existing under the laws of the PRC;

4.1.2
It has requisite corporate power to execute and perform this Agreement, the execution and performance of which are within its business scope. It has taken all necessary corporate actions, is duly authorized and has obtained the consent and approval from any third party or government authority. Neither execution nor performance of this Agreement does or will violate any applicable law or any contract having binding force on it;

4.1.3	This Agreement will constitute a legal, valid and binding obligation which is enforceable against it;

4.1.4	It is the legal owner of the Intellectual Properties under this Agreement.

4.1.5	It will timely execute all documents and handle or assistant in handling all formalities in respect of the Intellectual Properties licensed under this Agreement as Licensee deems necessary.

4.2	Licensee hereby represents and warrants that:

4.2.1	It is a company duly established and existing under the laws of the PRC;

4.2.2
It has requisite corporate power to execute and perform this Agreement, the execution and performance of which are within its business scope. It has taken all necessary corporate actions, is duly authorized and has obtained the consent and approval from any third party or government authority. Neither execution nor performance of this Agreement does or will violate any applicable law or any contract having binding force on it;

4.2.3	This Agreement will constitute a legal, valid and binding obligation which is enforceable against it.

5.	Further Covenants of Licensor

5.1
Licensor agrees, during the term of this Agreement and after the expiration thereof, not to pose any objection to any right in connection with the Intellectual Properties licensed to Licensor and the validity of this Agreement or to conduct any action or omission which is considered by Licensee to impair or possibly impair such rights and license.

5.2
Licensor agrees to provide assistance for Licensor so that Licensor implements the rights of the Intellectual Properties under this Agreement and other relevant rights. In case there is any claim by any third party with respect to the Intellectual Properties, Licensee, in its sole discretion, may answer the claim in the name of itself, Licensor or both. In case of any third party’s infringement of the Intellectual Properties, Licensor shall immediately inform Licensee of the infringements in witting within its knowledge; only Licensee is entitled to determine whether to take actions against such infringements.

5.3	Licensor agrees not to use such Intellectual Properties in a method, by which, at discretion of Licensee, the Intellectual Properties or the good wills of either Party will or may be impaired.

6.	Quality

The Parties acknowledge the value of the good will in connection with the Intellectual Properties and shall use their best endeavors to improve the quality of the business operation so as to protect and enhance the good wills represented by the Intellectual Properties.

7.	Advertising

Unless otherwise agreed by Licensee in prior written form, Licensor agrees not to do any marketing or advertising in respect of the Intellectual Properties under this Agreement via radio, TV, newspaper, magazine, internet or other media.

8.	Effectiveness and Term

8.1
This Agreement shall come into effect as of the date first above written in this Agreement. Unless otherwise this Agreement is terminated by its terms, the term of this Agreement shall be ten (10) years.

8.2
Upon the expiration of this Agreement, the term of this Agreement shall be renewed automatically for ten (10) years, unless Licensee gives Licensor a three (3) months’ prior notice in writing that this Agreement shall not be renewed.

9.	Filing of Intellectual Properties

Upon execution of this Agreement, within three (3) months from the date when Licensor obtains all relevant certificates for the Intellectual Properties (if necessary), the Parties shall file for records of the license of the Intellectual Properties with relevant registration authorities in accordance with the laws of the PRC (if applicable). The Parties agree to sign or provide all documents necessary for the filing of Intellectual Properties in accordance with the principles in this Agreement and the requirements in relevant laws. If the Parties make any amendment or supplement in accordance with Section 16, the Parties shall file the amendments or supplements of this Agreement for records with relevant administrative authorities of Intellectual Properties in accordance with the laws of the PRC (if applicable). The Parties agree to sign or provide all necessary documents for the filing in accordance with this Agreement and applicable laws and regulations.

10.	Termination

10.1
Unless renewed in accordance with this Agreement, this Agreement shall terminate at the expiration date of this Agreement or the termination date of Licensor’s right in the license hereunder of the Intellectual Properties, which is the earlier.

10.2
During the term of this Agreement, neither Party may terminate this Agreement unless otherwise agreed by the Parties. Licensee is entitled to terminate this Agreement at any time in a method or a thirty (30) days’ prior notice in writing to Licensor.

10.3	Sections 3, 5, 14 and 15 shall survive the termination or recession of this Agreement.

11.	Force Majeure

11.1
“Event of Force Majeure” means any event that is unforeseeable or beyond the reasonable control of the Party affected and cannot be prevented with reasonable care, which includes but is not limited to the acts of governments, acts of nature, fire, explosion, geographic change, flood, earthquake, tide, lightning, war. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party’s reasonable control. However, deficiency of credit, fund or financing shall not be deemed as the item out of reasonable control of the Party. The Party affected by an Event of Force Majeure who claims to be exempted from performing any obligations under this Agreement or under any section herein shall notify each other Party promptly of such exemption.

11.2
When performance of this Agreement is delayed or prevented due to an Event of Force Majeure defined as the above, the Party affected by such Event of Force Majeure shall be exempted from any liability under this Agreement to the extent of such delay or prevention. The Party affected shall take proper measures to decrease or diminish the impacts from such Event of Force Majeure and make reasonable and practicable efforts to resume the performance delayed or prevented by the Event of Force Majeure, so that it may be exempted from performing such obligations to the extent of the part of the obligations delayed or prevented. Once the Event of Force Majeure ceased, the affected Party shall make its best endeavors to resume the performance of this Agreement.

12.	Notices

Notices for the purpose of exercising the rights and performing the obligations hereunder shall be in writing and be delivered by personal delivery, registered mail, postage prepaid mail, recognized courier service or by facsimile transmission to the address of the relevant Party or Parties set forth below.

Licensor:	Fujian Jinjiang Chendai Ailibao Shoes & Clothes Co., Ltd
Address:	Jiangtou village, Chendai town, Jinjiang, Fujian province
Fax:	0595-85192329
Telephone:	0595-85196329
Addressee:	Ding Baofu

Licensee:	AILIBAO (FUJIAN) MARKETING MANAGEMENT CO.,LTD
Address:	Floor 2, Building 1, Kaiyuan Industrial Zone No.118,
Jiangtou Village, Chendai Town, Jinjiang City
Fax:	0595-85192329
Telephone:	0595-85196329
Addressee:	Lam Mei Ying

13.	Transfer and Assignment

Unless otherwise agreed by Licensee in prior written form, Licensor shall not transfer any right and obligation under this Agreement, or license the Intellectual Properties under this Agreement to any third party in any form, or take any other action which might affect the rights of Licensee under this Agreement.

14.	Dispute Resolution

14.1
The Parties shall strive to settle any dispute arising from the interpretation or execution of this Agreement through negotiation in good faith. In case no settlement can be reached through consultation, each Party may submit such dispute to Xiamen Arbitration Commission for arbitration in accordance with its then-current and effective arbitration rules. The arbitration shall be conducted in Chinese. The arbitration award shall be final and binding upon the Parties.

14.2	Each Party shall continue to perform its obligations in good faith in accordance with this Agreement except for the matters in dispute.

15.	Governing Law

The execution, effectiveness, performance and interpretation and the resolution of disputes of this Agreement shall be governed by and construed in accordance with the laws of the PRC.

16.	Amendment and Supplement

Any amendment or supplement to this Agreement shall take effect only after the written agreement thereto is duly executed by all the Parties. The amendment agreement or the supplement agreement thereto duly executed by the Parties shall be part of this Agreement and shall be equally authentic with this Agreement.

17.	Severability

The Parties acknowledge that they enter into this Agreement in good faith on the basis of equality and mutual benefit. In case any provision or regulation of this Agreement is ruled illegal or unenforceable under the applicable law, it shall be deemed to be excluded from this Agreement and be null and void, as if such provisions had never been included in this Agreement. However, the balance of this Agreement will remain in force and this Agreement shall be deemed as without such provisions from the beginning. The Parties shall replace the deemed-deleted provisions with lawful and valid provisions acceptable to the Parties through amicable consultations.

18.	Waiver

Any non-exercise of any right, power or privilege hereunder shall not be deemed as a waiver thereof. Any single or partial exercise of such rights, powers or privileges shall not exclude one Party from exercising any other rights, powers or privileges.

19.	Exhibit

The Exhibit to this Agreement shall be an integrate part of, and shall be equally authentic with this Agreement.

20.	Language

This Agreement shall be made in English, with two [2] originals.

IN WITNESS THEREOF the Parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first set forth above.

[Signature page to the Intellectual Properties License Agreement]

Licensor:  Fujian Jinjiang Chendai Ailibao Shoes & Clothes Co., Ltd

Authorized Representative:	/s/ DING Baojian

Licensee:  AILIBAO (FUJIAN) MARKETING MANAGEMENT CO.,LTD

Authorized Representative:	/s/ LAM Mei Ying

Exhibit —List of the Intellectual Properties Licensed

1.	Trademark:

Seven trademark ownership:

Trademarks	No. of Trademark Registration No.	Verified Category of Category of Goods	Term

	1371023	No.25	March 7, 2010 to March 6, 2020

	1685284	No.25	December 21, 2001 to December 20, 2011

	2022238	No.25	January 7, 2003 to January 6, 2013

	4215905	No.25	September 7, 2008 to September 6, 2018

	4215986	No.25	May 28, 2008 to May 27, 2018

	4215987	No.25	May 7, 2009 to May 6, 2019

	4787165	No.16	April 7, 2009 to April 6, 2019

Two pending trademark application:

Trademarks	No. of Trademark Registration No.	Verified Category of Category of Goods	Date of obtaining the notice of acceptance

	6915620	No.25	June 23,2008

	6915621	No.25	June 23,2008

2.	Domain

One domain names with ICANN:

Domain Names	Registration Date	Expiration Date
cnailibao.com	June 14, 2004	June 14, 2013